Fourth Quarter 2020 Financial and operating results for the period ended December 31, 2020 February 9, 2021 Unless otherwise specified, comparisons in this presentation are between 4Q19 and 4Q20. Exhibit 99.3

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 9, 2021, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 3

DirectPath Transaction

Acquisition enhances Worksite Division growth outlook

DirectPath Description

- DirectPath is a leading national provider of year-round, technology-driven employee benefits management services to employers and employees
- DirectPath's personalized services help employers reduce healthcare and benefits administration costs and assist employees to make smart, well-informed and cost-effective benefits decisions
- Generates significant sales of voluntary supplemental health insurance

Number of clients:	400
Number of broker partners:	7,000
Client employee base:	2.5 million
Employee satisfaction:	95%

Average Group Size:	
Education	5,000
Advocacy and Transparency	1,000
Communications Compliance	91,000

(As of 12/31/2020)

Strategic Rationale

- Significant cross-sell opportunities; creates broader distribution for CNO/WBD products
- Builds unique capabilities, improves competitive positioning
  - Creates a one-stop-shop for employers, brokers, and groups
- Helps us get deeper in employer value chain; delivers strong employer ROI
- Enhances our enrollment capabilities
- Source of small group leads
- Diversifies revenues / enhances fee income / drives ROE

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 4

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 5 2020 Year in Review Solid execution in face of challenging backdrop Strong Operational Performance Building on Track Record of Execution • Operating income per share1 up 37% • Strong execution on Transformation objectives • D2C / exclusive field agency integration • Launch of online healthcare marketplace • Worksite improving, full recovery proceeding slowly • Investments in associate programs; DE&I and ESG progress • Generated $387 million in free cash flow • Balanced growth investments against expense control • Returned $330 million to shareholders • $263 million in share buybacks • Weighted average shares down 9% • Book value per diluted share, ex. AOCI1, up 8% • Operating ROE1, as adjusted, of 12.9% 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 6 Quarter in Review Continued favorable health margins; accelerated investments in growth Strong Operational Performance • Operating income per share1 up 17%; up 21% ex. significant items • Insurance product margin up 15% due to care deferral; up 4% ex. significant items • Sequential improvement in several key metrics; certain COVID- related headwinds • Significant investment in growth initiatives • Alternative investment income up sharply • Issued $150 million of subordinated debt • Statutory capital and surplus of $1.8 billion; RBC of 411% • Returned $117 million to shareholders • $100 million in share buybacks 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Building on Track Record of Execution

Growth Scorecard

Strong fee revenue and client assets; mixed sales performance; solid persistency

(dollars in millions)

		2019		2020					% Change	
		4Q	TY	1Q	2Q	3Q	4Q	TY	Q/Q	TY
Drive Growth	***New Annualized Premium*** [1]									
	Life	$34.9	$151.3	$41.1	$47.4	$44.3	$37.1	$169.9	6.3%	12.3%
	Health	62.7	195.3	44.0	22.0	39.4	49.1	154.5	-21.7%	-20.9%
	Total Life and Health	$97.6	$346.6	$85.1	$69.4	$83.7	$86.2	$324.4	-11.7%	-6.4%
	Collected Premiums									
	Life	$206.3	$811.2	$207.7	$206.1	$213.3	$212.5	$839.6	3.0%	3.5%
	Health	442.2	1,708.2	419.1	419.2	431.7	421.6	1,691.6	-4.7%	-1.0%
	Total Life and Health	$648.5	$2,519.4	$626.8	$625.3	$645.0	$634.1	$2,531.2	-2.2%	0.5%
Expand to the Right	***Annuity Collected Premiums***	$324.3	$1,306.4	$292.2	$242.7	$285.1	$345.0	$1,165.0	6.4%	-10.8%
	Client Assets in BD and Advisory [2]	$1,515.0	$1,515.0	$1,358.7	$1,524.0	$1,593.5	$1,793.8	$1,793.8	18.4%	18.4%
	Fee Revenue [3]	$30.2	$87.5	$28.5	$20.5	$19.6	$35.9	$104.5	18.9%	19.4%

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.
2 Client assets include cash and securities in brokerage and managed advisory accounts.
3 Represents fee revenue from the sales of third-party insurance products; services provided by WBD; fees generated by our broker-dealer and registered investment advisor.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 7

Consumer Division Update

Continued strong Life sales; expanding synergies between direct-to-consumer/field

Key Initiatives	Fourth Quarter Highlights
Maintain growth momentum	• Life sales up 17%; exclusive field agent Life sales up 26% • D2C sales up 10% • Annuity collected premiums return to growth • Total third-party health policies up 5%; myHealthPolicy.com represented 14% of total third-party health sales
Optimize distribution	• Producing agent count down 3%; overall exclusive agent force up 3% for FY • Financial Representative[1] count up 1%
Expand reach	• Web/digital sales up 54% • Steady growth in Broker/Dealer client assets • Multiple health products now supported by digital/tele/field

1 Financial representatives are exclusive agents who are licensed to sell certain securities brokerage products and services.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 8

Worksite Division Update

Stable in force block; sequential improvement in sales; new group product launched

Key Initiatives	Fourth Quarter Highlights
Restore growth	• Employer base growing • 61% sequential improvement in sales • Stable premium collection
Evolve digital capabilities	• Continued digital re-tooling; 20% of sales completed virtually • Strong WBD results; cross-sales drove 5% of overall NAP
Enhance portfolio	• Group critical illness product expanded to 27 states • Launched monthly income protection group term life product • DirectPath acquisition

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 10 Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses • myHealthPolicy.com start up expenses • Agent pilots, technology-driven customer experience investments Return capital to shareholders • $100 million in share repurchases in 4Q20; $263 million FY20 • Continued capacity to repurchase shares as conditions permit Opportunistic transactions • Highly selective M&A to expand productivity offerings or enhance distribution • WBD, DirectPath

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 11 CNO Ventures Minority stakes with strong growth potential, strategic proximity to CNO Representative Portfolio Companies • Strong standalone merits • Clear vision, strong management • Access to capital, realistic valuation • Leveraging balance sheet to engage, partner, and evolve • $21 million invested in 5 companies • Focus on businesses with strategic relevance • Customer access, wellness, technology solutions • Opportunities for collaboration, leverage expertise • White label, lead share, cross-sell • Capability acceleration / speed to market • Later round investments • Series B/C rounds; convertible debt, preferred or common equity minority investments • Multiple potential exit strategies

Financial Highlights

Operating EPS up 17%; favorable net COVID impact, strong NII partially offset by growth investments

Fourth Quarter 2020

- Operating EPS[1] of $0.61, up 17% from $0.52 in 4Q19
  - Up 21% ex. significant items in both periods
  - $18 million / $0.10 net COVID impact
- Weighted average share count down 7% YoY
- Increased spending on growth investments
  - Allocated expenses up $22 million, or 16%
  - Non-allocated expenses down $3 million, or 18%, ex. significant items
- Fee income down due to D2C start up costs
- Operating ROE[1], as adjusted, of 12.9%; 12.0% ex. significant items
- Consolidated RBC of 411%; Holdco liquidity of $388 million
- Statutory operating income estimated to be $63 million
- Statutory capital and surplus of $1.8 billion

Earnings Results

(dollars in millions, except where noted)



Net operating earnings per share[1]
Significant items
$0.52
$(0.05)
$0.47
$0.61
$(0.04)
$0.57
$1.85
$(0.05)
$1.80
$2.53
$(0.17)
$2.36
4Q19
4Q20
FY19
FY20

	4Q19	4Q20	FY19	FY20
Net Operating Income[1]	$78.6	$86.0	$290.0	$362.3
Net Operating Income[1] Excluding Significant Items	$70.7	$79.6	$282.1	$338.2
Net Income	$278.0	$111.8	$409.4	$301.8
Weighted Average Shares Outstanding (in millions)	151.4	140.4	157.1	143.2

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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Insurance Product Margin

Favorable net COVID impact

(dollars in millions)

Insurance Product Margin Excluding Significant Items[1]

	4Q19	1Q20	2Q20	3Q20	4Q20
Annuity	$60.8	$59.5	$72.3	$45.3	$52.0
Margin / average net insurance liabilities	2.55%	2.47%	2.99%	1.86%	2.11%
Health	$93.0	$86.9	$95.5	$152.2	$125.2
Margin / insurance policy income	22%	20%	22%	36%	30%
Life	$56.4	$44.3	$41.7	$47.3	$41.6
ISL: Margin / average net insurance liabilities	0.68%	0.67%	0.44%	0.30%	0.17%
ISL: Underwriting margin / insurance policy income	51%	42%	42%	43%	36%
Trad: Margin / insurance policy income	23%	17%	16%	18%	17%
Trad: Margin ex. Adv. Exp. / insurance policy income	32%	30%	26%	27%	26%
Total Margin	$210.2	$190.7	$209.5	$244.8	$218.8

1 Excludes $16.1 million favorable annuity unlocking/$4.3 million unfavorable life unlocking in 4Q20; $51.5 million favorable annuity unlocking/$5.6 million unfavorable life unlocking in 2Q20; $0.3 unfavorable annuity unlocking/$9.7 million unfavorable life unlocking in 4Q19. See the Appendix for a reconciliation to the corresponding GAAP measure.

Highlights[1]

- Total margin up ~$9 million, or 4%, ex. significant items
  - $18 million favorable COVID impact
- Annuity margin down $9 million, or 14%
  - Lower yields more than offset growth in block
  - Unfavorable COVID impact of $2 million
- Health margin up $32 million, or 35%
  - Favorable overall COVID impact of $35 million from deferral of care
    - Medicare Supplement: $9 million
    - Supplemental health: $9 million
    - Long-term care: $17 million
- Life margin down $15 million, or 26%
  - Unfavorable COVID mortality impact of $15 million

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 14 $- $100.0 $200.0 $300.0 $400.0 4Q 2019 4Q 2020 Total Net Investment Income1 Annuity Health Life Not Allocated $- $100.0 $200.0 $300.0 $400.0 4Q 2019 4Q 2020 Investment Income Allocated to Product Lines Annuity Health Life $- $100.0 $200.0 $300.0 $400.0 4Q 2019 4Q 2020 Investment Income Not Allocated to Product Lines Investment Results • Invested assets up 4% • New money rate of 3.58%; lower Q/Q largely due to tighter credit spreads • $888 million new money investments had average rating of BBB+, average duration of 12 years (dollars in millions) 1 Reflects sum of allocated and non-allocated investment income. Refer to pages 15-18 of the financial supplement for more information on the components of net investment income. -0.2% Increase in total NII attributable to alternatives outperformance $222.2 $221.8 $279.6 $248.4 $57.8 $26.2 • Investment Income Allocated to Product Lines essentially flat due to lower interest rates • Average yield on allocated investments was 4.83% compared to 5.02% in 4Q19 • Investment Income Not Allocated to Product Lines up $32 million YoY due to favorable alternatives results • Alts are predominantly reported on one quarter lag

Portfolio Composition

High quality; well-positioned for uncertain environment

$27 billion of Invested Assets

(Fair Value as of 12/31/2020)



Mortgage Loans, 5.2%
HY Corporates, 3.1%
Non-Agency RMBS, 8.0%
CMBS, 7.7%
Municipals, 9.7%
Govts/Agency, 1.4%
ABS, 3.9%
CLO, 1.7%
Equities, 0.6%
Other Invested Assets, 2.1%
IG Corporates, 50.6%
Alternatives, 2.1%
Policy Loans, 0.4%
Cash, 3.6%

General Approach

- Positioned for stable performance across credit cycles
- Emphasizing quality
- Lower than average allocation to most higher risk categories
- Low impairments through multiple cycles

Highlights

- **9% increase in invested assets**
- **65% of portfolio in corporate and government bonds**
  - 42% BBBs; up slightly from September 30
- **$23.0 billion of assets with high degree of liquidity**
  - ~$14.2 billion public corporate bonds
  - ~$5.8 billion structured securities
  - ~$3.0 billion municipal, political subdivisions, and US and foreign government bonds
- **Strong credit risk profile across portfolio**
  - 95% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with low LTVs
  - Significant credit enhancement in structured products
  - Alternative investments emphasizing current cash flows and comparatively predictable results

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 16 Cash Flow Profile Strong free cash flow generation and conversion (dollars in millions) 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

Capital and Liquidity Overview

Conservative approach to capital structure; strong liquidity

(dollars in millions)

Consolidated Risk Based Capital ("RBC") Ratio[1]



408%
411%
2019
2020

- Targeted consolidated RBC ratio of 375-400%
- Excess due to intentional conservative positioning
- RBC variability can be expected in periods of market volatility

Holding Company Liquidity



$186.7
$388.1
2019
2020

- Minimum targeted holding company liquidity of $150 million
- Liquidity bolstered by $250 million undrawn revolver
- No outstanding debt maturities until 2025

Debt to Capital[2]



23.0%
25.6%
2019
2020

- Target leverage of 25.0 – 28.0%
- Debt covenant ceiling of 35%
- Debt capacity within limit of target leverage $146 million

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.
2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 18 2021 Outlook Base Case1: Sales • Continued positive momentum Earnings • Headwinds • COVID-related • Diminished favorable impact from deferral of healthcare • Net mortality/morbidity impact modestly favorable in 1H21; unfavorable in 2H21; neutral FY21 • Negative impact on insurance product margin from lower 2020 sales • Investment income • Not allocated to products: potential for lower contribution from alts, if returns revert to the mean; and lower contribution from opportunistic trading in the absence of extreme volatility • Allocated to products: flat due to reduction in yield offset by growth in assets • Partial offset - slight decline in expenses in 2H21 Free Cash Flow / Excess Capital • Full utilization of Life NOL’s in 2020 will pressure free cash flow conversion rate • Expected share repurchase capacity to exceed 2020 actual Adverse Case2: • Expect to maintain target RBC / holding company liquidity / leverage / dividends • Modest share repurchase capacity 1 Assumes approximately 360k COVID deaths in 2021 with pandemic trailing off through 2021; modest economic growth; investment portfolio assumptions market consistent and in-line with base case assumptions from rating agencies 2 Assumes approximately 500k COVID deaths in 2021; vaccine insufficient to achieve herd immunity; recessionary economic conditions; investment portfolio assumptions in-line with downside assumptions from rating agencies and generally consistent with past financial crises

Delivering On Our Commitments

Pivoting to post COVID strategic priorities

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017 - 2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020 - 2021

- Balancing capital return with investments in growth
- Conservative capital structure
- Defensive portfolio positioning
- Benefiting from diverse product portfolio and strong retention
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Expanding D2C offerings
- Reimagining workplace of the future

Optimize Long-term Value

Post COVID

- Optimize customer-centric business realignment
- Expand omnichannel delivery model
- Grow Worksite business
- Enhance growth, margin and ROE profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Leverage technology

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 20 Well-positioned in underserved senior middle-income market Highly differentiated business model Favorable demographic tailwinds Sustainable growth initiatives in place Strong balance sheet; robust free cash flow generation Investment Highlights

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 21 Questions and Answers

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 22 Appendix 1: Quarter in Review Strong Operational Performance • Broker-Dealer/Registered Investment Advisor Slide 23 • Exclusive Agent Counts Slide 24 Building on Strong Track Record of Execution • Retained LTC Insurance Slide 25 • New Money Summary Slide 26 • Portfolio Overview Slides 27-30 • Tax Asset Summary Slide 31

Broker-Dealer/Registered Investment Advisor

Account values up YoY; $1.8 billion in client assets

(dollars in millions)

		2019	2020			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ 17.4	$ 15.3	$ (26.7)	$ (31.5)	$ 3.0
	Advisory	45.4	65.7	38.6	23.5	43.9
	Total	$ 62.8	$ 81.0	$ 11.9	$ (8.0)	$ 46.9
Client Assets in Brokerage and Advisory[1] at end of period	Brokerage	$ 982.9	$ 842.3	$ 905.3	$ 918.4	$ 1,011.1
	Advisory	532.1	516.4	618.7	675.1	782.7
	Total	$ 1,515.0	$ 1,358.7	$ 1,524.0	$ 1,593.5	$ 1,793.8

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 24 2019 % Change Consumer 4Q 1Q 2Q 3Q 4Q Q/Q Producing Field Agents 1,3 4,709 4,531 4,066 4,448 4,539 -4% Producing Tele-Sales Agents 1,3 211 238 237 239 257 22% Total Producing Agents 1,3 4,920 4,769 4,303 4,687 4,796 -3% Financial Representatives 2,3 596 591 585 588 601 1% Worksite Producing Field Agents 1,3 453 421 225 242 255 -44% 2020 Exclusive Agent Counts 1 Producing agents are exclusive agents that have submitted at least one policy in the month. 2 Financial representatives are exclusive agents who are licensed to sell certain securities brokerage products and services. 3 Agent and representative counts represent the average of the last 3 months.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 25  New sales (~$25 million annually) focused on short duration products – 98.5% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008  Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rates reflect a low for long environment with no mean reversion  Favorable economic profile – 2020 Loss Recognition Testing margin increased to $302 million or ~12% of Net GAAP Liabilities driven by margin from new business and favorable pre-COVID morbidity trends – Statutory reserves ~$176 million higher than GAAP net liabilities – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced Retained Long-Term Care Insurance Highly differentiated in-force block; prudently managed

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 26 New Money Summary Traditional, high quality fixed income investments during fourth quarter 94% Investment Grade Allocation Fourth Quarter Investments Allocation $ Allocation% Yield Average Rating Average Duration IG Corporates 452 50.9% 3.55% BBB+ 13.3 Municipals 210 23.7% 3.42% AA- 16.1 Structured Securities 154 17.3% 3.44% BBB 8.2 HY Corporates 53 5.9% 4.88% BB 3.5 CML 20 2.2% 3.64% AA 9.0 Total 888 100% 3.58% BBB+ 12.4 IG Corporates, 51% Municipals, 24% Structured Securities, 17% HY Corporates, 6% CML, 2% (As of 12/31/2020, dollars in millions)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 27 Positioning allows flexibility for opportunistic approach to changing conditions Portfolio Overview – Sector Breakdown Sector Book Value Market Value Unrealized Gain Loss Portfolio% Average NAIC Over|Underweight Airlines 42.3 45.8 3.5 0.17% 1.5 Underweight Aircraft Lease Securitizations 32.4 31.1 (1.3) 0.11% 1.3 Underweight Energy 702.1 832.7 130.6 3.04% 1.9 Underweight Gaming 0.0 - - - - Underweight Hotels 36.1 38.9 2.8 0.14% 3.0 Underweight Retail ex Grocery 86.7 109.9 23.1 0.40% 1.9 Underweight Restaurants 19.1 24.0 4.9 0.09% 2.8 Underweight Whole Business Securitizations 394.1 405.5 11.5 1.48% 2.1 Overweight CMBS 1,986.7 2,103.6 117.0 7.68% 1.2 Overweight (As of 12/31/2020; dollars in millions)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 28 Portfolio Overview: CLO Debt Key Portfolio Metrics Cumulative loss scenarios versus Break Points 100% AAA-A Significant cushion against stress scenarios Ratings Composition AAA 11.8% AA+ 2.2% AA 52.3% A 31.5% A- 2.2% AAA AA A Credit Support Portfolio 38% 25% 17% Market 37% 24% 18% WARF Portfolio 3,099 3,092 3,127 Market 3,137 3,142 3,173 Diversity Score Portfolio 80.84 79.52 81.67 Market 78.77 77.76 76.80 WAPx Portfolio 96.83 96.18 97.86 Market 98.08 97.98 97.75 12.6% 13.0% 11.7% 13.2% 14.2% 14.7%15.0% 14.1% 13.2% 34.8% 28.6% 23.1% AAA AA A Base Case NAIC Stress GFC Break Point Portfolio Portfolio Index AAA 11.8% - - AA 54.5% - - A 33.7% - 0.5% BBB - - 10.5% BB - - 50.0% % Downgraded from Original Ratings (As of 12/31/2020)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 29 Apartment 31.1% Industrial 19.3% Offi ce Building 17.8% Other commercial 12.0% Reta il 19.9% Portfolio Overview: Commercial Mortgage Loans Key Portfolio Facts Portfolio Geography Underlying Property Type Ratings Composition $1.3 billion of net invested assets 100% First Mortgage 100% Rated CM1-2 49% Weighted Avg LTV¹ Very conservatively underwritten; loss resistant, no COVID related delinquencies or forbearances 2.06x Weighted DSCR¹ 1 LTV and DSCR as of year 2019 operating statements CM1 77.3% CM2 22.7% East 24.7% South 35.8% Centra l 13.9% Mountain 7.9% Pacific 17.7% (As of 12/31/2020)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 30 Hotels 9.6% Retail 13.5% Offi ce 31.1% Multi family 24.5% Industrial 9.8% Mixed Us e 11.4% Portfolio Overview: CMBS Key Portfolio Facts Underlying Property Type SASB versus Conduit $2.0 billion of net invested assets 82.0% Rated AAA-A 59% Weighted Avg LTV¹ Excess credit support to offset collateral losses beyond market consistent expectations 2.12x Weighted DSCR¹ 1 LTV based on appraisal at loan origination, DSCR as of year 2019 operating statements Zero forbearance or delinquencies in SASB portfolio Rating Book Value Market Value Market/ Book Credit Support Delinq. Rate Hotel% Retail% AAA 555 591 107% 37.1% 6.8% 12.6% 20.4% AA 305 326 107% 28.8% 5.5% 8.9% 19.1% A 724 759 105% 24.2% 3.4% 11.4% 10.4% BBB 274 296 108% 18.2% 0.1% 1.2% 3.3% BB 84 85 102% 8.3% 0.9% 0.7% 3.1% 1,943 2,058 106% 27.0% 4.1% 9.5% 13.3% DSCR 2.54 LTV 58% Hotel % 7.5% Retail % 2.9% SASB Conduit 49.9% Agency MF 15.9% SASB 34.2% (As of 12/31/2020; dollars in millions)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 31 Non-life NOLs $339 DTAs related to tax strategy $106 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details • Total estimated economic value of NOLs and DTAs related to tax strategy of approximately $380 million @ 10% discount rate ($2.76 on per share basis) • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of the remaining life taxable income not offset by life NOLs through 2023. $445 (As of 12/31/2020; dollars in millions) Tax Asset Summary

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 32 Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 33-48

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 33 The table below summarizes the financial impact of significant items on our 4Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q20 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) Unfavorable impact related to asset impairments. (3) A non-GAAP measure. See pages 37 and 39 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 68.1$ (16.1)$ (1) 52.0$ Health 125.2 - 125.2 Life 37.3 4.3 (1) 41.6 Total insurance product margin 230.6 (11.8) 218.8 Allocated expenses (162.7) - (162.7) Income from insurance products 67.9 (11.8) 56.1 Fee income 2.9 - 2.9 Investment income not allocated to product lines 57.8 - 57.8 Expenses not allocated to product lines (17.8) 3.7 (2) (14.1) Operating earnings before taxes 110.8 (8.1) 102.7 Income tax expense on operating income (24.8) 1.7 (23.1) Net operating income (3) 86.0$ (6.4)$ 79.6$ Net operating income per diluted share (3) 0.61$ (0.04)$ 0.57$ Three months ended December 31, 2020 Actual results Significant items Excluding significant items

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 34 The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q20 Significant Items (dollars in millions, except per-share amounts) Insurance product margin Annuity 123.8$ 40.0$ (1) 72.3$ (91.5) (1) Health 95.5 - 95.5 Life 36.1 5.6 (1) 41.7 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3) 79.4$ (17.7)$ 61.7$ Net operating income per diluted share (3) $0.55 (0.12)$ 0.43$ Three months ended June 30, 2020 Actual results Significant items Excluding significant items The footnotes to the above table are on the following page.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 35 2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): This actuarial unlocking exercise did not replace our comprehensive annual review of all assumptions for our insurance products, which we completed in the fourth quarter of 2020. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 37 and 39 for a reconciliation to the corresponding GAAP measure. Line of business Fixed index annuities Fixed interest annuities Interest- sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 36 The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q19 Significant Items (dollars in millions, except per-share amounts) (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 37 and 39 for a reconciliation to the corresponding GAAP measure. Insurance product margin Annuity 60.5$ 0.3$ (1) 60.8$ Health 93.0 - 93.0 Life 46.7 9.7 (1) 56.4 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3) 78.6$ (7.9)$ 70.7$ Net operating income per diluted share (3) 0.52$ (0.05)$ 0.47$ Three months ended December 31, 2019 Actual results Significant items Excluding significant items

Quarterly Earnings

(dollars in millions)

	4Q19	1Q20	2Q20	3Q20	4Q20
Insurance product margin					
Annuity	$ 60.5	$ 59.5	$ 123.8	$ 45.3	$ 68.1
Health	93.0	86.9	95.5	152.2	125.2
Life	46.7	44.3	36.1	47.3	37.3
Total insurance product margin	200.2	190.7	255.4	244.8	230.6
Allocated expenses	(140.6)	(136.6)	(128.1)	(130.3)	(162.7)
Income from insurance products	59.6	54.1	127.3	114.5	67.9
Fee income	11.7	7.8	5.2	0.8	2.9
Investment income not allocated to product lines	26.2	57.4	8.2	43.7	57.8
Expenses not allocated to product lines	2.8	(13.8)	(38.5)	(13.7)	(17.8)
Operating earnings before taxes	100.3	105.5	102.2	145.3	110.8
Income tax expense on operating income	(21.7)	(21.2)	(22.8)	(32.7)	(24.8)
Net operating income*	78.6	84.3	79.4	112.6	86.0
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	7.1	(63.7)	12.3	7.7	12.6
Net change in market value of investments recognized in earnings	(2.6)	(48.4)	31.2	8.5	6.0
Fair value changes in embedded derivative liabilities (net of related amortization)	13.4	(66.7)	(27.1)	(1.6)	(3.1)
Fair value changes related to agent deferred compensation plan	2.5	-	(13.2)	-	16.3
Other	(13.3)	2.3	-	6.5	0.9
Non-operating income (loss) before taxes	7.1	(176.5)	3.2	21.1	32.7
Income tax expense (benefit):					
On non-operating income (loss)	1.4	(37.0)	0.6	4.5	6.9
Valuation allowance for deferred tax assets and other tax items	(193.7)	(34.0)	-	-	-
Net non-operating income (loss)	199.4	(105.5)	2.6	16.6	25.8
Net income (loss)	$ 278.0	$ (21.2)	$ 82.0	$ 129.2	$ 111.8

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of related amortization and taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss on extinguishment of debt, net of taxes; (vi) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 38 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 39 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows: (dollars in millions, except per-share amounts) 4Q19 1Q20 2Q20 3Q20 4Q20 Net income (loss) applicable to common stock 278.0$ (21.2)$ 82.0$ 129.2$ 111.8$ Non-operating items: Net realized investment (gains) losses from sales and impairments, net of related amortization (7.1) 63.7 (12.3) (7.7) (12.6) Net change in market value of investments recognized in earnings 2.6 48.4 (31.2) (8.5) (6.0) Fair value changes in embedded derivative liabilities, net of related amortization (13.4) 66.7 27.1 1.6 (16.3) Fair value changes related to the agent deferred compensation plan (2.5) - 13.2 - 3.1 Other 13.3 (2.3) - (6.5) (0.9) Non-operating (income) loss before taxes (7.1) 176.5 (3.2) (21.1) (32.7) Income tax (expense) benefit On non-operating (income) loss (1.4) 37.0 (0.6) (4.5) (6.9) Valuation allowance for deferred tax assets and other tax items 193.7 34.0 - - - Net non-operating (income) loss (199.4) 105.5 (2.6) (16.6) (25.8) Net operating income (a non-GAAP financial measure) 78.6$ 84.3$ 79.4$ 112.6$ 86.0$ Per diluted share: Net income (loss) 1.84$ (0.15)$ 0.57$ 0.91$ 0.80$ Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes) (0.04) 0.35 (0.07) (0.04) (0.07) Net change in market value of investments recognized in earnings (net of taxes) 0.01 0.26 (0.17) (0.05) (0.04) Fair value changes in embedded derivative liabilities (net of related amortization and taxes) (0.07) 0.36 0.15 0.01 (0.09) Fair value changes related to the agent deferred compensation plan (net of taxes) (0.01) - 0.07 - 0.02 Valuation allowance for deferred tax assets and other tax items (1.28) (0.23) - - - Other 0.07 (0.01) - (0.04) (0.01) Net operating income (a non-GAAP financial measure) 0.52$ 0.58$ 0.55$ 0.79$ 0.61$

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 40 Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) (a) Equivalent common shares of 768 were not included in the diluted weighted average shares outstanding due to the net less recognized in 1Q20. 4Q19 1Q20 (a) 2Q20 3Q20 4Q20 Operating income 78.6$ 84.3$ 79.4$ 112.6$ 86.0$ Weighted average shares outstanding for basic earnings per share 150,138 145,829 143,422 140,900 138,232 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 1,269 - 519 830 2,155 Weighted average shares outstanding for diluted earnings per share 151,407 145,829 143,941 141,730 140,387 Net operating income per diluted share 0.52$ 0.58$ 0.55$ 0.79$ 0.61$

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows:

(dollars in millions, except per-share amounts)

	4Q19	1Q20	2Q20	3Q20	4Q20
Total shareholders' equity	$ 4,677.0	$ 3,765.8	$ 4,731.2	$ 5,083.9	$ 5,484.2
Shares outstanding for the period	148,084,178	143,610,046	141,718,570	138,931,352	135,279,119
Book value per share	$ 31.58	$ 26.22	$ 33.38	$ 36.59	$ 40.54
Total shareholders' equity	$ 4,677.0	$ 3,765.8	$ 4,731.2	$ 5,083.9	$ 5,484.2
Less accumulated other comprehensive income	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)	(2,186.1)
Adjusted shareholders' equity excluding AOCI	$ 3,304.5	$ 3,170.6	$ 3,211.0	$ 3,282.3	$ 3,298.1
Shares outstanding for the period	148,084,178	143,610,046	141,718,570	138,931,352	135,279,119
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	1,496,546	326,110	691,574	1,040,861	2,438,176
Diluted shares outstanding	149,580,724	143,936,156	142,410,144	139,972,213	137,717,295
Book value per diluted share (a non-GAAP measure)	$ 22.09	$ 22.03	$ 22.55	$ 23.45	$ 23.95

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 42 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 43 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 4Q19 1Q20 2Q20 3Q20 4Q20 Operating income 290.0$ 308.5$ 311.5$ 354.9$ 362.3$ Operating income, excluding significant items 282.1$ 300.6$ 285.9$ 329.3$ 338.2$ Net income 409.4$ 336.4$ 380.8$ 468.0$ 301.8$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,703.9$ 2,713.0$ 2,722.9$ 2,760.6$ 2,812.4$ Avearge common shareholders' equity 4,166.8$ 4,321.1$ 4,372.0$ 4,498.2$ 4,665.4$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.7% 11.4% 11.4% 12.9% 12.9% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.4% 11.1% 10.5% 11.9% 12.0% Return on equity 9.8% 7.8% 8.7% 10.4% 6.5% Trailing Twelve Months Ended

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 44 Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income (loss) - trailing four quarters 1Q19 65.8$ -$ 65.8$ 310.1$ 51.8$ (347.5)$ 2Q19 76.4 - 76.4 304.6 37.6 (412.1) 3Q19 69.2 - 69.2 286.3 42.0 159.7 4Q19 78.6 (7.9) 70.7 282.1 278.0 409.4 1Q20 84.3 - 84.3 300.6 (21.2) 336.4 2Q20 79.4 (17.7) 61.7 285.9 82.0 380.8 3Q20 112.6 - 112.6 329.3 129.2 468.0 4Q20 86.0 (6.4) 79.6 338.2 111.8 301.8 (a) The significant items have been discussed in prior press releases. (Continued on next page)

CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 45 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) 4Q19 1Q20 2Q20 3Q20 4Q20 Pretax operating earnings (a non-GAAP financial measure) 368.3$ 390.4$ 395.9$ 453.3$ 463.8$ Income tax expense (78.3) (81.9) (84.4) (98.4) (101.5) Operating return 290.0 308.5 311.5 354.9 362.3 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 2.1 (60.9) (46.9) (36.6) (31.1) Net change in market value of investments recognized in earnings 25.5 (39.5) (15.1) (11.3) (2.7) Fair value changes in embedded derivative liabilities, net of related amortization (81.4) (118.5) (109.7) (82.0) (79.1) Fair value changes and amendment related to the agent deferred compensation plan (20.4) (15.1) (16.7) (10.7) (16.3) Loss on extinguishment of debt (7.3) (7.3) - - - Other (12.6) (11.5) (12.2) (4.5) 9.7 Non-operating loss before taxes (94.1) (252.8) (200.6) (145.1) (119.5) Income tax benefit: On non-operating loss (19.8) (53.0) (42.2) (30.5) (25.0) Valuation allowance for deferred tax assets and other tax items (193.7) (227.7) (227.7) (227.7) (34.0) Net non-operating income (loss) 119.4 27.9 69.3 113.1 (60.5) Net income 409.4$ 336.4$ 380.8$ 468.0$ 301.8$ Twelve Months Ended

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows:

(dollars in millions)

	1Q17	2Q17	3Q17	4Q17
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,236.6	$3,263.2	$3,335.0	$3,225.6
Net operating loss carryforwards	640.6	621.6	613.1	409.8
Accumulated other comprehensive income	729.6	894.5	933.6	1,212.1
Common shareholders' equity	$4,606.8	$4,779.3	$4,881.7	$4,847.5

	1Q18	2Q18	3Q18	4Q18
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,318.7	$3,366.0	$2,705.8	$2,687.3
Net operating loss carryforwards	404.2	388.7	510.6	505.9
Accumulated other comprehensive income	894.3	700.2	403.5	177.7
Common shareholders' equity	$4,617.2	$4,454.9	$3,619.9	$3,370.9

	1Q19	2Q19	3Q19	4Q19
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,703.4	$2,702.9	$2,685.0	$2,761.9
Net operating loss carryforwards	479.6	451.1	425.4	542.6
Accumulated other comprehensive income	654.9	1,098.2	1,442.9	1,372.5
Common shareholders' equity	$3,837.9	$4,252.2	$4,553.3	$4,677.0

	1Q20	2Q20	3Q20	4Q20
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$2,701.2	$2,784.2	$2,905.1	$2,956.2
Net operating loss carryforwards	469.4	426.8	377.2	341.9
Accumulated other comprehensive income	595.2	1,520.2	1,801.6	2,186.1
Common shareholders' equity	$3,765.8	$4,731.2	$5,083.9	$5,484.2

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CNO Financial Group | Fourth Quarter 2020 Earnings | February 9, 2021 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) 4Q19 1Q20 2Q20 3Q20 4Q20 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,703.9$ 2,713.0$ 2,722.9$ 2,760.6$ 2,812.4$ Net operating loss carryforwards 470.1 473.4 469.1 460.0 428.9 Accumulated other comprehensive income 992.8 1,134.7 1,180.0 1,277.6 1,424.1 Common shareholders' equity 4,166.8$ 4,321.1$ 4,372.0$ 4,498.2$ 4,665.4$ Trailing Four Quarter Average

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows:

(dollars in millions)

	4Q18	4Q19	1Q20	2Q20	3Q20	4Q20
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2
Total capital	$4,287.7	$5,666.1	$4,755.2	$5,720.9	$6,074.0	$6,620.4
Corporate debt to capital	21.4%	17.5%	20.8%	17.3%	16.3%	17.2%

	4Q18	4Q19	1Q20	2Q20	3Q20	4Q20
Corporate notes payable	$ 916.8	$ 989.1	$ 989.4	$ 989.7	$ 990.1	$1,136.2
Total shareholders' equity	3,370.9	4,677.0	3,765.8	4,731.2	5,083.9	5,484.2
Less accumulated other comprehensive income	(177.7)	(1,372.5)	(595.2)	(1,520.2)	(1,801.6)	(2,186.1)
Total capital	$4,110.0	$4,293.6	$4,160.0	$4,200.7	$4,272.4	$4,434.3
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	22.3%	23.0%	23.8%	23.6%	23.2%	25.6%

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